UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K/A
(AMENDMENT NO. 1)

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) November 13, 2007

UNITED FUEL & ENERGY CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

Nevada
(State or Other Jurisdiction of Incorporation)

333-68008	91-2037688
(Commission File Number)	(IRS Employer Identification No.)

405 N. Marienfeld, 3rd Floor, Midland, Texas	79701
(Address of Principal Executive Offices)	(Zip Code)

(432) 571-8000
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE:
This Form 8-K/A, Amendment No. 1, dated November 13, 2007 relates to the transaction which was closed on October 5, 2007, pursuant to which we acquired all of the outstanding capital stock of Cardlock Fuels System, Inc., pursuant to the terms of the Mutual Stock Purchase Agreement with Frank P. Greinke, Frank P. Greinke, in his capacity as Trustee under the Greinke Business Living Trust dated April 20, 1999, and Cardlock Fuels System, Inc. on September 14, 2007. As permitted, the original Form 8-K omitted certain financial statements of Cardlock Fuels System, Inc. required by Form 8-K. This amendment is filed to provide the required financial statements of Cardlock Fuels System, Inc. and the required Pro Forma Financial Statements. This Form 8-K/A, Amendment No. 1, should be read in conjunction with the Form 8-K we filed on October 11, 2007 and the Form 8-K we filed on September 18, 2007, which provide a more complete description of the acquisition of Cardlock Fuels System, Inc.

Item 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(a)	Financial Statements of Business Acquired.

Report of Independent Registered Public Accounting Firm	F-1

Balance Sheets of Cardlock Fuels System, Inc. as of September 30, 2005 and 2006 and June 30, 2007 (unaudited)	F-2
Statements of Income of Cardlock Fuels System, Inc. for each of the three years in the period ended September 30, 2006 and for the nine months ended June 30, 2007 and 2006 (unaudited)	F-3
Statements of Shareholder’s Equity of Cardlock Fuels System, Inc. for each of the three years in the period ended September 30, 2006 and for the nine months ended June 30, 2007 (unaudited)	F-4
Statements of Cash Flows of Cardlock Fuels System, Inc. for each of the three years in the period ended September 30, 2006 and for the nine months ended June 30, 2007 and 2006 (unaudited)	F-5
Notes to Financial Statements	F-6

(b)	Pro Forma Financial Information.

Unaudited Pro Forma Combined Balance Sheet as of June 30, 2007	P-2
Unaudited Pro Forma Combined Statement of Income for the year ended December 31, 2006	P-3
Unaudited Pro Forma Combined Statement of Income for the six months ended June 30, 2007	P-4
Notes to Unaudited Pro Forma Combined Statements of Operations	P-5

(d)	Exhibits.

None.

Accountants and Business Advisors

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Shareholder
Cardlock Fuels System, Inc.

We have audited the accompanying balance sheets of Cardlock Fuels System, Inc. as of September 30, 2005 and 2006, and the related statements of income, shareholder’s equity, and cash flows for each of the three years in the period ended September 30, 2006. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Cardlock Fuels System, Inc. as of September 30, 2005 and 2006, and the results of its operations and its cash flows for each of the three years in the period ended September 30, 2006, in conformity with accounting principles generally accepted in the United States of America.

Irvine, California
November 5, 2007

Suite 700
18400 Von Karman Avenue.
Irvine, CA 92612-0513
T 949.553.1600
F 949.553-0168
W www.granthornton.com

Grant Thornton LLP
US Member of Grant Thornton International

Cardlock Fuels System, Inc.

BALANCE SHEETS
(dollars in thousands)

Assets
	September 30,		June 30,
	2005	2006	2007
			(unaudited)
Current assets
Cash and cash equivalents	$304	$744	$798
Accounts receivable, net of allowance for doubtful accounts
of $208, $378 and $555 at September 30, 2005, 2006 and
June 30, 2007, respectively	17,605	18,047	22,537
Inventories	1,075	1,175	951
Deferred income taxes	115	262	522
Other current assets	359	236	73

Total current assets	19,458	20,464	24,881

Property and equipment, net	7,636	6,797	3,904
Other assets	1,167	1,216	1,190

Total Assets	$28,261	$28,477	$29,975

Liabilities and Shareholder's Equity

Current liabilities
Accounts payable to affiliates	$557	$937	$631
Accounts payable	4,414	7,368	6,826
Accrued liabilities	259	317	148
Income taxes payable	171	980	2,228
Note payable to bank	-	-	10,143

Total current liabilities	5,401	9,602	19,976

Note payable to bank	14,794	8,374	-
Deferred gain on sale of land to affiliate	-	-	1,596
Deferred revenue	94	94	-
Deferred income taxes	1,931	2,144	271
Other long-term liabilities	138	30	32

Total Liabilities	22,358	20,244	21,875

Commitments and contingencies
Shareholder’s equity
Common stock, par value $2 per share; 1,000,000 shares
authorized; 130,717 shares issued and outstanding	261	261	261
Retained earnings	5,642	7,972	7,839

Total Shareholder's Equity	5,903	8,233	8,100

Total Liabilities and Shareholder's Equity	$28,261	$28,477	$29,975

The accompanying notes are an integral part of these statements.

Cardlock Fuels System, Inc.

STATEMENTS OF INCOME
(dollars in thousands)

	Year ended September 30,			Nine months ended June 30,
	2004	2005	2006	2006	2007
				(unaudited)	(unaudited)

Sales	$107,305	$137,759	$188,269	$134,339	$146,816

Cost of sales	(97,756)	(128,051)	(176,258)	(126,034)	(137,243)

Gross profit	9,549	9,708	12,011	8,305	9,573

Selling, general and administrative expenses	(8,580)	(9,222)	(8,761)	(6,565)	(5,777)
Impairment of network access rights	(215)	(610)	-	-	-

Income (loss) from operations	754	(124)	3,250	1,740	3,796

Other income (expense)
Other income	1,005	1,887	1,052	688	868
Gain (loss) on asset disposal	(194)	(8)	-	-	223
Equity in earnings of joint venture	114	116	107	113	172
Interest expense	(396)	(442)	(567)	(433)	(477)

Income before provision for income taxes	1,283	1,429	3,842	2,108	4,582

Provision for income tax	516	575	1,512	831	1,825

Net income	$767	$854	$2,330	$1,277	$2,757

The accompanying notes are an integral part of these statements.

Cardlock Fuels System, Inc.

STATEMENT OF SHAREHOLDER’S EQUITY

For the years ended September 30, 2004, 2005 and 2006 and
the nine months ended June 30, 2007
(dollars in thousands)

	Common Stock		Retained
	Shares	Amount	Earnings	Total

Balances, September 30, 2003	130,717	$261	$4,021	$4,282

Net income	-	-	767	767

Balances, September 30, 2004	130,717	261	4,788	5,049

Net income	-	-	854	854

Balances, September 30, 2005	130,717	261	5,642	5,903

Net income	-	-	2,330	2,330

Balances, September 30, 2006	130,717	261	7,972	8,233

Dividends to shareholder (unaudited)	-	-	(2,890)	(2,890)
Net income (unaudited)	-	-	2,757	2,757

Balances, June 30, 2007 (unaudited)	130,717	$261	$7,839	$8,100

The accompanying notes are an integral part of this statement.

Cardlock Fuels System, Inc.

STATEMENTS OF CASH FLOWS
(dollars in thousands)

	Year ended September 30,			Nine months ended June 30,
	2004	2005	2006	2006	2007
				(unaudited)	(unaudited)
Cash flows from operating activities:
Net income	$767	$854	$2,330	$1,277	$2,757
Adjustments to reconcile net income to net cash
provided by operating activities:
Depreciation and amortization	886	906	914	695	553
Provision for doubtful accounts	43	(9)	113	154	175
Provision (benefit) for deferred income taxes	496	395	66	348	(2,134)
Deferred gain on sale of land to affiliate	-	-	-	-	(1,549)
Impairment of intangible assets	215	610	-	-	-
(Gain) loss on sale of assets	194	8	-	-	(223)
Equity in earnings of joint ventures	(114)	(116)	(107)	(113)	(172)
Changes in operating assets and liabilities:
Accounts receivable	(1,396)	(5,996)	(555)	(2,705)	(4,665)
Inventories	(392)	(143)	(101)	(157)	224
Prepaid expenses	(38)	118	-	-	(73)
Income taxes receivable and payable	(52)	265	809	658	1,248
Other current assets	(183)	(176)	123	288	236
Other assets	25	-	58	-	-
Account payable -trade	1,913	(2,190)	3,634	2,810	(785)
Accrued and other current liabilities	(511)	525	(311)	(413)	1,273

Net cash provided by (used in) operating activities	1,853	(4,949)	6,973	2,842	(3,135)

Cash flows from investing activities:
Purchase of property and equipment	$(437)	$(792)	$(76)	$(112)	$(121)
Proceeds from sale of property and equipment	-	-	-	-	4,232
Distribution from investment in joint venture	-	300	-	-	200

Net cash provided by (used in) investing activities	(437)	(492)	(76)	(112)	4,311

Cash flows from financing activities:
Net borrowings under line of credit	(328)	5,223	(6,420)	(2,580)	1,768
Net payments on notes payable	(508)	(414)	(37)	(61)	-
Dividends to shareholder	-	-	-	-	(2,890)

Net cash provided by (used in) financing activities	(836)	4,809	(6,457)	(2,641)	(1,122)

Net increase in cash	580	(632)	440	89	54

Cash at beginning of year	356	936	304	304	744

Cash at end of year	$936	$304	$744	$393	$798

Supplemental disclosure of cash flow information:
Cash paid during period for
Interest	$396	$442	$567	$433	$477
Taxes	$69	$1	$278	$56	$1,498

The accompanying notes are an integral part of this statement.

Cardlock Fuels System, Inc.

NOTES TO FINANCIAL STATEMENTS
September 30, 2005 and 2006
(amounts in thousands)

NOTE 1 - DESCRIPTION OF BUSINESS

Cardlock Fuels System, Inc. (“CFS” or “The Company”), a California corporation, offers nationwide automated commercial fleet fueling and fuel management reporting through its 23 proprietary cardlock sites located in California and a national network of over 185,000 sites.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Revenue Recognition

CFS records revenue at the time fuel is dispensed to the customer.

Unaudited Interim Results

The accompanying balance sheet as of June 30, 2007, the related statements of operations and cash flows for the nine months ended June 30, 2007 and 2006, and the statement of stockholder’s equity for the nine months ended June 30, 2007 are unaudited. The unaudited interim financial statements have been prepared on the same basis as the annual statements and, in the opinion of management, reflect all adjustments, which include only normal recurring adjustments, necessary to present fairly the Company’s financial position at June 30, 2007 and its results of operations and cash flows for the nine months ended June 30, 2007 and 2006. The financial data and other information disclosed in these notes to the financial statements related to the nine-month periods are unaudited. The results for the nine months ended June 30, 2007 are not necessarily indicative of the results to be expected for the year ending September 30, 2007 or for any other interim period or for any other future period.

Cash and Cash Equivalents

CFS maintains bank accounts with various banking institutions which are guaranteed by the Federal Deposit Insurance Corporation (“FDIC”) up to $100,000. At various times throughout the year, the Company’s balances may be in excess of the FDIC insurance limits.

For purposes of the statement of cash flows, all short-term, highly liquid investments that are readily convertible to cash, with an original maturity of ninety days or less when purchased are considered to be cash equivalents.

Cardlock Fuels System, Inc.

NOTES TO FINANCIAL STATEMENTS
September 30, 2005 and 2006
(amounts in thousands)

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - Continued

Accounts Receivable

CFS sells its products throughout the United States, predominantly to commercial fleets, and conducts ongoing credit evaluations of its customers. Concentration of credit risk with respect to trade receivables for the Company is limited due to the large number of customers comprising their customer base as well as their dispersion across several different geographical areas. Management performs ongoing reviews of customers’ credit limits and generally collects receivables within 30 days. Accounts receivable are short-term. The allowance for doubtful accounts is determined by considering historical write-off experience, current customer information, and specific identification of past due amounts. Accounts are generally charged against the allowance when management believes they are uncollectible.

Inventories

Inventories, which primarily consists of gasoline and diesel fuels, are stated at the lower of cost, using the first-in, first-out (“FIFO”) method, or market.

Concentration of Credit Risk

Financial instruments that potentially subject the Company to credit risk are cash deposits and trade accounts receivable.

Property and Equipment

Property and equipment are stated at cost, less accumulated depreciation and amortization. Depreciation is provided over the estimated useful lives of the related assets using the straight-line method and various declining balance methods for financial reporting purposes and primarily accelerated methods for tax purposes. The following are the estimated useful lives:

Estimated Lives

Buildings and site development	5 - 39	Years
Furniture, fixtures and office equipment	5 - 7	Years
Pumps and tanks	5 - 7	Years
Leasehold improvements	5 - 31.5	Years or the term of the
lease, whichever is
shorter

The cost of significant improvements is capitalized; other maintenance and repairs are charged to expense when incurred. When assets are sold or otherwise disposed of, the cost and related

Cardlock Fuels System, Inc.

NOTES TO FINANCIAL STATEMENTS
September 30, 2005 and 2006
(amounts in thousands)

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - Continued

Property and Equipment - continued

accumulated depreciation are eliminated from the respective accounts, and any related gain or loss is included in the statement of income.

Impairment of Long-Lived Assets

CFS periodically assesses whether there has been impairment in the value of long-lived assets by considering factors such as expected future operating income, trends and prospects, as well as the effects of demand, competition and other economic factors. As of September 30, 2006, management believes that no impairment of long-lived assets has occurred. During 2005, CFS recorded a complete impairment of its intangible asset related to access rights to specific facilities for $610 due to the termination of access rights to the specific facilities. During 2004, CFS recorded a complete impairment of its intangible asset for $215 of network access rights due to the termination of the network access contract.

Other Assets

During the fiscal year ended September 30, 1999, CFS entered into a joint venture (“JV”) agreement with a major oil company. CFS contributed $2,329 in cash and other assets for its 50% investment. The JV operates four fueling stations in California. The investment in the JV is accounted for using the equity method of accounting. Under this method, CFS records its share in the earnings or losses of the JV and correspondingly increases or decreases its investment. Dividends or distributions received are recorded as a reduction of the Company’s investment. CFS’ net investment in the JV was $1,090 and $1,198 at September 30, 2005 and 2006, and $1,170 (unaudited) at June 30, 2007, respectively. The investment is classified in Other Assets in the accompanying balance sheets.

Income Taxes

CFS accounts for income taxes in accordance with SFAS No. 109, “Accounting for Income Taxes,” which prescribes an asset and liability approach. The asset and liability method requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of temporary differences between tax bases and financial reporting bases of assets and liabilities, using enacted tax rates in effect for the year in which the differences are expected to reverse.

The provision for income taxes includes federal and state income taxes currently payable and those deferred because of temporary differences between the financial statement and tax bases of assets and liabilities. Such temporary differences primarily result from state franchise taxes, an allowance for doubtful accounts, and differences between the book and tax depreciation of property and equipment.

Cardlock Fuels System, Inc.

NOTES TO FINANCIAL STATEMENTS
September 30, 2005 and 2006
(amounts in thousands)

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - Continued

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Sales and Excise Taxes

The Company records revenues and cost of sales net of any taxes collected from customers and remitted to governmental authorities.

Recent Accounting Pronouncements

In January 2003, the FASB issued Interpretation No. 46, ‘‘Consolidation of Variable Interest Entities’’ (FIN 46), an interpretation of Accounting Research Bulletin No. 51, ‘‘Consolidated Financial Statements’’, which was later amended by FIN 46(R). FIN 46(R) applies to any business enterprise that has a controlling interest, contractual relationship or other business relationship with a variable interest entity (‘‘VIE’’) and establishes guidance for the consolidation of VIEs that function to support the activities of the primary beneficiary. The Company leases land from related parties and has an investment in a joint venture that may qualify as a VIE. Management believes that these entities do not qualify for consolidation under FIN 46(R) and the impact, if any, of consolidating these entities would not have a material impact on the financial statements.

In July 2006, the FASB issued FASB Interpretation No. 48, “Accounting for Uncertainty in Income Taxes — an interpretation of FASB Statement No. 109”, or FIN 48, which clarifies the accounting for uncertainty in tax positions. FIN 48 requires that the Company recognize in its financial statements the impact of a tax position, if that position is more likely than not of being sustained on audit, based on the technical merits of the position. FIN 48 is effective for fiscal years beginning after December 15, 2006 (the Company’s fiscal year commencing October 1, 2007), with the cumulative effect, if any, of the change in accounting principle recorded as an adjustment to opening retained earnings. Management is currently evaluating the impact of adopting FIN 48.

Cardlock Fuels System, Inc.

NOTES TO FINANCIAL STATEMENTS
September 30, 2005 and 2006
(amounts in thousands)

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - Continued

Recent Accounting Pronouncements (continued)

In September 2006, the FASB issued SFAS No. 157, "Fair Value Measurement." SFAS 157 defines fair value, establishes a framework for measuring fair value and expands disclosures about fair value measurements. FASB 157 is effective for financial statements issued for fiscal years beginning after November 17, 2007 and interim periods within those fiscal years. Management is currently evaluating the impact of adopting SFAS 157.

In February 2007, the FASB issued SFAS No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities - including an amendment to FASB Statement No. 115.” SFAS 159 permits entities to choose to measure financial instruments and certain other items at fair value at specified election dates. An entity shall report unrealized gains and losses on items for which the fair value option has been elected in earnings. Most of the provisions of SFAS No. 159 apply only to entities that elect the fair value option. SFAS No. 159 is effective for fiscal years beginning after November 15, 2007. Management does not expect the adoption of this statement to have a material impact on its results of operations and financial position.

NOTE 3 - PROPERTY AND EQUIPMENT

Property and equipment consists of the following:

	September 30,
	2005	2006	June 30, 2007
			(unaudited)

Land	$2,433	$2,433	$-
Buildings and site development	1,639	1,636	1,719
Furniture, fixtures and office equipment	184	303	307
Pumps and tanks	7,548	7,501	7,478
Leasehold improvements	1,200	1,206	1,206

	13,004	13,079	10,710
Less, accumulated depreciation	(5,368)	(6,282)	(6,806)

Property and equipment, net	$7,636	$6,797	$3,904

Cardlock Fuels System, Inc.

NOTES TO FINANCIAL STATEMENTS
September 30, 2005 and 2006
(amounts in thousands)

NOTE 3 - PROPERTY AND EQUIPMENT - Continued

As of June 30, 2007 (unaudited), all capital leases were expired. Property and equipment held under capital leases as of September 30, 2005 and 2006 totaled $4,553 with accumulated amortization of $1,821 and $2,125, respectively. Depreciation expense related to property and equipment and amortization of capital lease assets totaled and $886, $906, and $914 for the fiscal years ended September 30, 2004, 2005, and 2006, respectively, and $695 and $553 for the nine months ending June 30, 2006 and 2007 (unaudited).

The Company sold its land to an affiliated entity on June 1, 2007 (see Note 8).

NOTE 4 - INTANGIBLE ASSETS

During 2005, CFS recorded a complete impairment of its network access rights for $610 due to the termination of access rights to the specific facilities giving use to the network rights. During 2004, CFS recorded a complete impairment of goodwill associated with network access rights for $215 due to its cancellation of its network access agreement with its fuel card provider. There were no other intangible assets at September 30, 2005 or 2006, or June 30, 2007.

NOTE 5 - OTHER ASSETS

Other assets consist of the following components:

	September 30,
	2005	2006	June 30, 2007
			(unaudited)
Investment in joint venture	$1,090	$1,198	$1,170
Security deposits	77	18	20

	$1,167	$1,216	$1,190

CFS is currently in discussions with its joint venture partner regarding the dissolution of the joint venture. Management does not believe that the proposed dissolution will have a material adverse impact on the Company’s financial position or results of operations. Recovery of the Company’s net investment in the JV is expected to be realized through the sale of the site locations at amounts approximating their carrying values.

Cardlock Fuels System, Inc.

NOTES TO FINANCIAL STATEMENTS
September 30, 2005 and 2006
(amounts in thousands)

NOTE 6 - INCOME TAXES

The following are the components of income tax expense:

	Year ended September 30,			Nine months ended June 30,
	2004	2005	2006	2006	2007
				(unaudited)	(unaudited)
Current:
Federal	$-	$173	$1,206	$411	$3,080
State	20	7	240	72	878

Total current tax	20	180	1,446	483	3,958

Deferred:
Federal	422	332	57	296	(1,814)
State	74	63	9	52	(319)

Total deferred tax	496	395	66	348	(2,133)

Income tax expense	$516	$575	$1,512	$831	$1,825

The effective tax rate for the Company reflects the U.S. federal statutory tax rate of 34% and the state tax rate, net of federal benefit of 5.8%. The Company’s permanent tax differences are not material.

Deferred tax assets and liabilities consist of the following:

	September 30,		June 30,
	2005	2006	2007
			(unaudited)
Deferred taxes assets
Allowance for doubtful accounts	$83	$151	$221
Inventory	30	30	30
Net operating loss	69	-	-
Equity in joint ventures	13	16	16
State income taxes	2	81	270

Deferred tax assets	197	278	537

Deferred tax liabilities
Section 118 income	(1,636)	(1,843)	-
Property and equipment	(372)	(313)	(280)
Other	(5)	(4)	(6)

Deferred tax liabilities	(2,013)	(2,160)	(286)

	$(1,816)	$(1,882)	$251

Cardlock Fuels System, Inc.

NOTES TO FINANCIAL STATEMENTS
September 30, 2005 and 2006
(amounts in thousands)

NOTE 6 - INCOME TAXES - Continued

As described in Note 8, the Company sold its land to an affiliated entity, resulting in the recognition of the Section 118 income for income tax purposes.

At June 30, 2007, there are no Federal or State net operating loss carry forwards available for tax purposes.

NOTE 7 - REVOLVING LINE OF CREDIT

CFS is jointly and severally liable for amounts borrowed under a revolving line of credit with two affiliated companies (the “Combined Companies”). The line is collateralized by the Combined Companies’ accounts receivables, inventories, equipment, and all other assets. Pursuant to the terms of the revolving line of credit agreement, aggregate borrowings may be extended up to a maximum of $100,000 on a revolving line of credit and standby letters of credit. The credit agreement expires on April 15, 2009. The total amount outstanding under the revolving line of credit was $30,443, $26,020 and $53,183 (unaudited) at September 30, 2005, 2006, and June 30, 2007, of which $14,794, $8,374, and $10,143 (unaudited), respectively, has been allocated to CFS. The revolving line of credit agreement includes an unused commitment fee provision, which is paid by the Combined Companies on a quarterly basis. The Combined Companies charge CFS interest on allocated borrowings. The weighted average borrowing rate during fiscal years 2004, 2005 and 2006 and the nine months ended June 30, 2007 were 4.145%, 5.145%, 6.266% and 6.635% (unaudited), respectively. The agreement requires the Combined Companies’ compliance with certain covenants with regard to current ratio, tangible net worth, net income, and capital expenditures. At September 30, 2006, the Combined Companies were in compliance with the covenants. In connection with the land sale described in Note 8 and the subsequent event described in Note 12, the Company obtained a waiver from the bank covering transactions with related parties and asset sales.

NOTE 8 - RELATED-PARTY TRANSACTIONS

The Company purchases fuel, rents certain facilities, and shares administrative charges from an affiliated company. The following related-party transactions transpired during the years ended September 30, 2004, 2005, and 2006, and the nine months ended June 30, 2006 and 2007 (unaudited): fuel purchases by CFS totaled $40,029, $70,080, $85,922, $62,246 (unaudited) and $65,049 (unaudited) respectively; various administrative charges to CFS were $1,241, $1,303, $1,026, and $823 (unaudited), and $572 (unaudited), respectively; and rental expense to CFS of $200, $197, $197, $148 (unaudited) and $154 (unaudited), respectively. The amount payable to the affiliate at each balance sheet date for these transactions is recorded in the revolving line of credit apportioned to CFS from the affiliate.

Cardlock Fuels System, Inc.

NOTES TO FINANCIAL STATEMENTS
September 30, 2005 and 2006
(amounts in thousands)

NOTE 8 - RELATED-PARTY TRANSACTIONS - Continued

The Company leases various properties from related parties on a month-to-month basis. The aggregate monthly lease payments total $38 at June 30, 2007.

During the period ended June 30, 2007, the Company distributed to its shareholder dividends in the amount of $2,890, of which $1,890 was related to a related party sale/leaseback transaction (see below).

On June 1, 2007, CFS sold its land to an affiliate at the estimated fair market value of $3,982 and simultaneously entered into a lease arrangement for the land. The transaction qualified as a sale/leaseback and the $1,549 gain has been deferred and will be amortized over the ten-year term of the lease. The lease requires aggregate monthly payments of $22. As part of the sale transaction, the Company distributed $1,890 to the shareholder, and transferred all related liabilities (including tax liabilities) to the affiliated company.

NOTE 9 - COMMITMENTS AND CONTINGENCIES

CFS leases certain equipment and facilities under operating leases having initial terms of one year or longer with unrelated third parties expiring at various dates through 2017. The following are future minimum annual rental payments required under these leases:

Year ending September 30,
2007 - balance of the year	$146
2008	465
2009	316
2010	238
2011	187
Thereafter	739

$2,091

Rental expense under these operating leases for the fiscal years ended September 30, 2004, 2005 and 2006 and nine months ended June 30, 2006 and 2007 (unaudited) was $839, $830, $820, $612 (unaudited), and $623 (unaudited), respectively.

Cardlock Fuels System, Inc.

NOTES TO FINANCIAL STATEMENTS
September 30, 2005 and 2006
(amounts in thousands)

NOTE 9 - COMMITMENTS AND CONTINGENCIES - Continued

The Company was a party to a joint venture agreement with a publicly traded pipeline company that was dissolved on April 1, 2003. Upon dissolution, the Company guaranteed the payment of 50% of the rents of third party tenants under various subleases for real and personal property. As of June 30, 2007, none of the third party tenants have defaulted on any of the lease terms and no monies have been owed under the guaranty. Future rent obligations covered under the guaranty total $721 and expire over various dates ending in 2013.

The Company is an operator of fueling stations and therefore has ongoing environmental remediation expenses. The majority of those expenses are reimbursed by a State of California fund that reimburses certain expenses related to removal and replacement of underground storage tanks. In addition to these reimbursable expenses, the Company will on occasion incur expenses that do not qualify for reimbursement. The Company does not have any known environmental remediation issues that would require material non-reimbursable expenses to be accrued.

NOTE 10 - LITIGATION

In the normal course of business, CFS may be involved in various legal matters. Historically these claims have been resolved for insignificant amounts. Management does not believe that the outcome of any existing litigation will have a material adverse affect on the financial statements.

In 2005, the Company settled a dispute with its former network card access provider, and recorded a gain of $687 which was collected in cash during the year. The amount is included in Other Income.

NOTE 11 - PENSION PLAN

CFS participates in a 401(k) defined contribution plan through a related party. The plan covers all full-time employees, subject to a length of service and age requirement. CFS contributions are discretionary and, if made, vested according to a schedule. Employee contributions are 100% vested immediately. During the fiscal years ended September 30, 2004, 2005 and 2006 and the nine months ended June 30, 2006 and 2007 (unaudited), the Company made discretionary contributions of $22, $24, $27, and $20 (unaudited) and $20 (unaudited), respectively.

Cardlock Fuels System, Inc.

NOTES TO FINANCIAL STATEMENTS
September 30, 2005 and 2006
(amounts in thousands)

NOTE 12 - SEBSEQUENT EVENT

On October 5, 2007, the shareholder of the Company consummated a Shareholder Purchase Agreement with United Fuel and Energy, selling 100% of the ownership of the Company for a 51.5% interest in United Fuel and Energy. The Company also entered into various supply, trademark and services agreements with its affiliates covering the purchase of product at its proprietary cardlock locations, the use of trademarks and service marks, and various administrative support services. Immediately prior to the sale, the Company was released as a co-borrower under the revolving line of credit with its affiliated companies. The portion of the outstanding line of credit balance that was allocated to the Company at the date of the sale was converted into a note payable to one of the remaining co-borrowers under the credit agreement. The note payable is in the amount of $10,000, with a provision allowing for an accounting true-up, and is due and payable on October 26, 2007. The interest rate on the outstanding note is 6.875%. The note payable was settled on October 26, 2007.

United Fuel & Energy Corporation
Unaudited Pro Forma Combined Financial Statements

Introduction

On October 5, 2007, United Fuel & Energy Corporation (“United Fuel” or “we”) completed a combination (the “Combination”) with Cardlock Fuels System, Inc., a California corporation ("CFS"). As a result of the Combination, United Fuel acquired all of the outstanding stock of CFS in exchange for the issuance of 24,641,276 shares of United Fuel’s common stock. The accompanying unaudited pro forma combined information gives effect to the Combination (i) as if the Combination had taken place on June 30, 2007 for purposes of the unaudited pro forma combined balance sheet, and (ii) as if the Combination had taken place on January 1, 2006 for purposes of the unaudited pro forma combined income statements. The unaudited pro forma combined financial statements should be read together with the historical financial statements of United Fuel contained in its annual report on Form 10-KA for the year ended December 31, 2006 filed on September 21, 2007 and our quarterly report on Form 10-Q for the quarterly period ended June 30, 2007, and the historical financial statements of CFS contained elsewhere herein. Pro forma adjustments are based on currently available information and are based on certain estimates and assumptions. However, management believes that the assumptions provide a reasonable basis for presenting the significant effects of the Combination and that the pro forma adjustments give appropriate effect to those assumptions and are properly applied in the unaudited pro forma combined financial statements.

The unaudited pro forma combined financial statements included herein are not necessarily indicative of the results that might have occurred had the Combination taken place on January 1, 2006 or June 30, 2007 and are not intended to be a projection of future results. In addition, future results may vary significantly from the results reflected in the accompanying unaudited pro forma combined financial statements.

United Fuel & Energy Corporation
Unaudited Pro Forma Combined Balance Sheet
June 30, 2007
(in thousands)

	United		Pro Forma Adjustments				Pro Forma
ASSETS	Fuel	CFS	Debit		Credit		Combined
CURRENT ASSETS
Cash	$911	$798	$680 (b	)			$2,389
Accounts receivable, net	54,774	22,537					77,311
Other receivables	1,708	-					1,708
Inventories, net of allowance	12,379	951					13,330
Prepaid expense and other	2,042	73					2,115
Deferred taxes	600	522					1,122
Total current assets	72,414	24,881					97,975

PROPERTY, PLANT AND EQUIPMENT, net	28,584	3,904	6,519 (a	)			39,007

OTHER ASSETS
Cash value of life insurance	2,793						2,793
Goodwill and other identifiable intangibles	7,037		18,258 (a	)			25,295
Debt issuance costs, net	1,764						1,764
Other	424	1,190					1,614
Total other assets	12,018	1,190					31,466

	$113,016	$29,975					$168,448

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
Current maturities of long-term debt	3,042	10,143	10,143 (c	)			3,042
Accounts payable	20,406	6,826					27,232
Accounts payable to affiliates		631					631
Accrued and other current liabilities	5,483	148					5,631
Accrued income taxes	187	2,228					2,415
Total current liabilities	29,118	19,976					38,951

OTHER LIABILITIES
Long-term debt, less current maturities	59,852				10,143 (c	)	69,995
Asset retirement obligations and other	177	32			209
Deferred gain on sale of land to affiliate	-	1,596	1,596 (a	)			-
Deferred income taxes	1,639	271			1,969 (a	)	3,879
Total other liabilities	61,668	1,899					74,083

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY
Preferred stock
Common Stock	14	261	236 (a	)	- (b	)	39
Paid-in capital	20,377				32,479 (a	)	53,536
					680 (b	)
Retained earnings	1,839	7,839	7,839 (a	)			1,839
Total stockholders' equity	22,230	8,100					55,414

	$113,016	$29,975					$168,448

The accompanying notes are an integral part of these unaudited pro forma combined financial statements.

United Fuel and Energy Corporation
Unaudited Pro Forma Combined Statement of Income
Year Ended December 31, 2006
(in thousands)
	United		Pro Forma Adjustments				Pro Forma
	Fuel	CFS	Debit		Credit		Combined
Revenues
Sales	$331,258	$191,331					$522,589
Other	3,851	-					3,851
Total revenues	335,109	191,331					526,440

Cost of sales	294,387	179,223					473,610

Gross profit	40,722	12,108					52,830

Expenses
Operating	16,259	3,909					20,168
General and administrative	14,983	3,959					18,942
Depreciation, amortization and accretion	2,012	867			5 (d	)	2,874
Total expenses	33,254	8,735					41,984

Operating income	7,468	3,373					10,846

Other income (expense)
Interest expense	(4,612)	(577)	243 (e	)			(5,432)
Amortization of debt issue costs	(474)	-					(474)
Other income (expense), net	322	1,146					1,468
Total other expenses	(4,764)	569					(4,438)

Income before income taxes	2,704	3,942					6,408

Income tax expense	1,099	1,552			95 (f	)	2,556

Net income	$1,605	$2,390					$3,852

Cumulative preferred stock dividend	$737	$-					$737

Net income (loss) applicable to common equity	$868	$2,390					$3,115

Net income per common share:
Basic	$0.06						$0.08
Diluted	$0.07						$0.08

Weighted average common shares outstanding:
Basic	13,375				25,091		38,466
Diluted	22,063				25,091		47,154

The accompanying notes are an integral part of these unaudited pro forma combined financial statements.

United Fuel & Energy Corporation
Unaudited Pro Forma Combined Statement of Income
Six Months ended June 30, 2007
(in thousands)
	United		Pro Forma Adjustments				Pro Forma
	Fuel	CFS	Debit		Credit		Combined
Revenues
Sales	$163,349	$103,073					$266,422
Other	2,280	-					2,280
Total revenues	165,629	103,073					268,702

Cost of sales	143,424	96,404					239,828

Gross profit	22,205	6,669					28,874

Expenses
Operating	9,761	1,814					11,575
General and administrative	8,749	1,444					10,193
Depreciation, amortization and accretion	1,193	369	62 (d	)			1,624
Total expenses	19,703	3,627					23,392

Operating income	2,502	3,042					5,482

Other income (expense)
Interest expense	(2,253)	(321)	26 (e	)			(2,600)
Amortization of debt issue costs	(227)	-					(227)
Other income (expense), net	176	1,225					1,401
Total other expenses	(2,304)	904					(1,426)

Income before income taxes	198	3,946					4,056

Income tax expense	113	1,572			35 (f	)	1,650

Net income	$85	$2,374					$2,406

Cumulative preferred stock dividend	$508	$-					$508

Net income (loss) applicable to common equity	$(423)	$2,374					$1,898

Net income per common share:
Basic	$(0.03)						$0.05
Diluted	$(0.03)						$0.05

Weighted average common shares outstanding:
Basic	14,355				25,091		39,446
Diluted	14,355				25,091		47,848

The accompanying notes are an integral part of these unaudited pro forma combined financial statements.

NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

The columns presented in the unaudited pro forma combined financial statements were derived as described below:

United Fuel - represents the historical financial position and results of operations of United Fuel as derived from our historical financial statements.

CFS:

(i)	The CFS column in the unaudited pro forma combined balance sheet represents the historical financial position of CFS as of June 30, 2007 contained elsewhere herein.

(ii)
The historical amounts in the unaudited pro forma combined income statements for the year ended December 31, 2006 were derived by adding the income statement amounts for the year ended September 30, 2006 contained elsewhere herein to amounts for the quarter ended December 31, 2006 and subtracting the similar amounts for the quarter ended December 31, 2005 derived from CFS’ financial information not contained herein.

(iii)
The historical amounts in the unaudited pro forma combined income statements for the six months ended June 30, 2007 were derived by subtracting the income statement amounts for the quarter ended December 31, 2006 derived from CFS’ financial information not contained herein from the similar amounts for the nine months ended June 30, 2007 contained elsewhere herein.

Pro forma adjustments:

(i)	Unaudited Pro Forma Combined Balance sheet as of June 30, 2007:

(a)
To adjust for the purchase price allocated to the assets and liabilities of CFS based on an estimated fair value of United Fuel’s common stock of approximately $1.32 determined by averaging the quoted market closing price of United Fuel’s common stock for the period including five days before and after September 17, 2007, the date the Combination was announced. The adjustment is based on management’s preliminary evaluation of the fair values of identifiable assets and liabilities of CFS as of October 5, 2007, the date the Combination was consummated. The excess of the purchase price over the estimated fair value of the acquired identifiable assets and liabilities of CFS of $18.3 million is recorded as goodwill.

(b)	To reflect the purchase, on October 11, 2007, of 450,000 shares of common stock in United Fuel for $1.51 per share by the former indirect owner of CFS.

(c)	To reflect the refinancing of the borrowings of CFS through additional borrowings under United Fuel’s revolving line of credit upon closing of the Combination.

(ii)	Unaudited Pro Forma Combined Income Statements for the year ended December 31, 2006 and the six months ended June 30, 2007:

(d)	To adjust depreciation expense for fair value adjustments to and estimated remaining lives of the property, plant and equipment of CFS resulting from application the purchase method of accounting.

(e)	To adjust interest expense to reflect United Fuel’s incremental borrowing rate under its revolving credit facility of 7.07% at June 30, 2007.

(f)	Adjustment for income tax expense at the combined federal and state statutory rate of 40% applicable to CFS’s operations.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITED FUEL & ENERGY CORPORATION

Date: November 13, 2007	By:	/s/ Bobby W. Page
Bobby W. Page
Vice-President and Chief Financial Officer